Exhibit 10.4

PATENT OWNERSHIP AGREEMENT AND COVENANT NOT TO SUE

This Agreement is entered into and made effective as of the ______ day of _______, 2006, by and between First Data Corporation, a Delaware corporation, having a principal place of business at 6200 S. Quebec Street, Greenwood Village, CO 80111 (hereinafter “First Data”) and The Western Union Company, a Delaware corporation having a principal place of business at 12500 E. Belford Ave., Englewood, CO 80112 (hereinafter “Western Union”).

1.0 BACKGROUND

The parties have entered into the Separation Agreement concurrently herewith, under which they have agreed to their separation into two separately traded public companies (the “Separation”). The parties desire to provide for ownership and other rights to patents that have previously been owned by the parent company prior to the Separation. Accordingly, the parties agree as follows:

2.0 DEFINITIONS

The following capitalized terms, whether in singular of plural form, shall have the meanings set forth below for all purposes of this Agreement:

“Affiliate” shall mean, when used with reference to a specific Person, any Person that, directly or indirectly, or through one or more intermediaries, owns or controls, is owned or controlled by, or is under common ownership or common control with, such specific Person. As used herein, “control” means the power to direct the management or affairs of a Person and “ownership” means the beneficial ownership of more than 50% of the voting equity securities of the Person.

“Business Unit” shall mean assets, liabilities and employees of a party that while not necessarily organized as a separate corporation or other legal entity is regarded by the party as a distinct unit for purposes of profit and loss management, or which is designated for the specific purpose of disposition as an operating entity by a party.

“Control” shall mean the power to direct the management of an entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlled by” and “under common Control” have meanings correlative to the foregoing.

“First Data Patents” shall mean (a) those U. S. patents (and any non-U.S. patents corresponding thereto) identified in Exhibit A attached hereto, (b) any U.S. or non-U.S. patents corresponding to and issuing from those patent applications and invention disclosures identified in Exhibit A, and (c) divisions, continuations, continuations-in-part, re-examinations, reissues, extensions or renewals of any such U.S. or non-U.S. patents.

“First Data Controlled Patents” shall mean (a) those U. S. patents (and any non-U.S. patents corresponding thereto) identified in Exhibit B attached hereto, (b) any U.S. or non-U.S. patents corresponding to and issuing from those patent applications and invention disclosures identified in Exhibit B, and (c) divisions, continuations, continuations-in-part (but only to the extent claims are supported by the specifications of those patents), re-examinations, reissues, extensions or renewals of any such U.S. or non-U.S. patents.

“Separation Agreement” shall mean the Separation and Distribution Agreement dated ______________, 2006 between the parties.

“Subsidiary” shall mean (a) a corporation or other legal entity Controlled by a party or (b) a Business Unit. Any such corporation, other legal entity or Business Unit shall be deemed a Subsidiary of a party only so long as it is Controlled by that party.

“Western Union Patents” shall mean (a) those U. S. patents (and any non-U.S. patents corresponding thereto) identified in Exhibit C attached hereto, (b) any U.S. or non-U.S. patents corresponding to and issuing from those patent applications and invention disclosures identified in Exhibit C, and (c) divisions, continuations, continuations-in-part, re-examinations, reissues, extensions or renewals of any such U.S. or non-U.S. patents.

“Western Union Controlled Patents” shall mean (a) those U. S. patents (and any non-U.S. patents corresponding thereto) identified in Exhibit D attached hereto, (b) any U.S. or non-U.S. patents corresponding to and issuing from those patent applications and invention disclosures identified in Exhibit D, and (c) divisions, continuations, continuations-in-part (but only to the extent claims are supported by the specifications of those patents), re-examinations, reissues, extensions or renewals of any such U.S. or non-U.S. patents.

3.0 OWNERSHIP OF WESTERN UNION PATENTS AND FIRST DATA PATENTS

3.1 At the time of Separation, Western Union shall become the sole and exclusive owner of all right, title and interest in the Western Union Patents, including the right to sue for past infringement.

3.2 At the time of Separation, First Data shall continue as the sole and exclusive owner of all right, title and interest in the First Data Patents, including the right to sue for past infringement.

3.3 The parties agree to file appropriate assignment documents with the U. S. Patent and Trademark Office (and at appropriate non-U. S. patent offices for corresponding non-U. S. patents) and reasonably cooperate with each other in order to effect and record the ownership of the Western Union Patents and the First Data Patents as provided under this Section 3.0. The cost of such assignment documents and their filing shall be born by Western Union for the Western Union Patents, and shall be born by First Data for the First Data Patents.

4.0 OWNERSHIP OF WESTERN UNION CONTROLLED PATENTS AND FIRST DATA CONTROLLED PATENTS

4.1 At the time of Separation, Western Union and First Data shall each have, as joint owners, an undivided interest in and to all right, title and interest in both the Western Union Controlled Patents and the First Data Controlled Patents.

4.2 The parties agree to file appropriate assignment documents with the U. S. Patent and Trademark Office (and at appropriate non-U. S. patent offices for corresponding non-U.S. patents) and reasonably cooperate with each other in order to effect and record the joint ownership of the Western Union Controlled Patents and the First Data Controlled Patents as provided under this Section 4.0. The cost of such assignment documents and their filing shall be born by Western Union for the Western Union Controlled Patents, and shall be born by First Data for the First Data Controlled Patents. It is understood that the parties may delay the recording of assignment documents in jurisdictions outside of the U.S. for cost, administrative convenience or other reasons, but any such delay in recording shall not operate as a waiver or otherwise affect the ownership of patents as provided herein. In the event of such delay and if a prompt recording should thereafter become necessary for carrying out any purpose of this Agreement, the parties agree to proceed with such recording in a reasonably expeditious manner.

4.3 Western Union and First Data shall each have, as joint owners, full right to practice the inventions claimed in the Western Union Controlled Patents and the First Data Controlled Patents. The scope of such rights shall be comparable to the scope of rights granted under Section 5.0 below (and subject to Sections 6.0 and 7.0 below).

4.4 Western Union shall have the right (in its sole discretion) to transfer its joint ownership interest in the Western Union Controlled Patents, but not the First Data Controlled Patents (subject to Paragraph 9.3). First Data shall have the right (in its sole discretion) to transfer its joint ownership interest in the First Data Controlled Patents, but not the Western Union Controlled Patents (subject to Paragraph 8.3).

4.5 Western Union hereby agrees to provide all commercially reasonable cooperation to First Data regarding notification of significant events in the process of prosecuting the Western Union Controlled Patents. First Data hereby agrees to provide all commercially reasonable cooperation to Western Union regarding notification of significant events in the process of prosecuting the First Data Controlled Patents. Such commercially reasonable cooperation includes but is not limited to, making inventors who are employed by a party available for review of amendments and signature of documents and providing copies of documents.

5.0 IMMUNITY AS TO WESTERN UNION PATENTS AND FIRST DATA PATENTS

5.1 Western Union (on behalf of itself and its Subsidiaries) hereby grants to First Data and its Subsidiaries:

(a) an immunity from patent infringement claims, actions and suits based on any act which, if not licensed hereunder, would infringe, contributorily infringe or induce the infringement of any Western Union Patent, and

(b) pursuant to such immunity, a worldwide, royalty-free, non-exclusive license under the Western Union Patents to (i) make, have made (including authorizing others to provide to First Data for its own use), use (on behalf of First Data or for the benefit of its customers), have used, sell, offer to sell, lease, import and otherwise transfer any machine, system, process or product, or any component thereof, (ii) provide and have provided any service, (iii) provide and have provided any software to third parties, and (iv) practice and have practiced any process or method.

5.2 First Data (on behalf of itself and its Subsidiaries) hereby grants to Western Union and its Subsidiaries:

(a) an immunity from patent infringement claims, actions and suits based on any act which, if not licensed hereunder, would infringe, contributorily infringe or induce the infringement of any First Data Patent, and

(b) pursuant to such immunity, a worldwide, royalty-free, non-exclusive license under the First Data Patents to (i) make, have made (including authorizing others to provide to Western Union for its own use), use (on behalf of First Data or for the benefit of its customers), have used, sell, offer to sell, lease, import and otherwise transfer any machine, system, process or product, or any component thereof, (ii) provide and have provided any service, (iii) provide and have provided any software to third parties, and (iv) practice and have practiced any process or method.

5.3 Except as specifically provided otherwise in this Agreement, the immunity and licenses granted under this Section 5.0 are personal, non-transferable and non-assignable (other than to a successor resulting from an internal corporate reorganization and not related to acquisition of the assigning party by a third party), and do not include the right to sublicense any other party unless such sublicense is granted to a third party for the exclusive purpose of having products, processes, services, etc. provided to a Party.

5.4 The immunity and licenses granted under this Section 5.0 extend to and from Subsidiaries of the parties. Each Subsidiary shall be bound by the terms and conditions of this Agreement as if it were a named party hereto. If at any time a Subsidiary of a party ceases to be a Subsidiary, then (a) any immunity and licenses to such Subsidiary under the patents of the other party shall continue, but only to the business operations of the Subsidiary (and its products and services) existing at the time it ceased to be a Subsidiary, and (b) any immunity and licenses on behalf of such Subsidiary to the other party shall continue, notwithstanding its ceasing to be a Subsidiary.

5.5 Nothing in this Section 5.0 shall be deemed an obligation on the part of either party to provide trade secrets, know-how or any technical information to the other, nor shall be construed as granting by implication, estoppel or otherwise any rights or licenses other than those expressly stated. Subject to either Party’s rights in patents, either Party shall be free to use any ideas, concepts, or know-how that may be or was learned, exchanged, or developed while Western Union was a subsidiary of First Data without compensation to the other Party insofar as such ideas, concepts and know-how are retained in the unaided memory of the employees of either Western Union or First Data.

5.6 Nothing in this Section 5.0 shall be deemed a grant of immunity from any claim, action, or suit other than as specifically provided herein.

6.0 LICENSING OF WESTERN UNION CONTROLLED PATENTS

6.1 Western Union shall have the exclusive right (as between itself and First Data) to grant licenses under the Western Union Controlled Patents. The grant of any such license, and the terms thereof, shall be within the sole discretion of Western Union, but subject to the rights granted to First Data under Sections 4.0 and 8.0. First Data shall have no right to an accounting by Western Union or to otherwise share in any royalties received by Western Union under any such license.

6.2 Upon written request of First Data, such request identifying a specific Western Union Controlled Patent and a third party, Western Union shall notify First Data in writing whether such third party has been granted a license under that Western Union Controlled Patent.

7.0 LICENSING OF FIRST DATA CONTROLLED PATENTS

7.1 First Data shall have the exclusive right (as between itself and Western Union) to grant licenses under the First Data Controlled Patents. The grant of any such license, and the terms thereof, shall be within the sole discretion of First Data, but subject to the rights granted to Western Union under Sections 4.0 and 9.0. Western Union shall have no right to an accounting by First Data or to otherwise share in any royalties received by First Data under any such license.

7.2 Upon written request of Western Union, such request identifying a specific First Data Controlled Patent and a third party, First Data shall notify Western Union in writing whether such third party has been granted a license under that First Data Controlled Patent.

8.0 ASSERTION OF WESTERN UNION CONTROLLED PATENTS

8.1 Western Union, and not First Data, shall have the sole and exclusive right (in its sole discretion) to assert and bring legal action against others for infringement (including past infringement) of the Western Union Controlled Patents, except under the limited circumstances provided in Paragraph 8.2 below. First Data agrees to be bound by any decision in such action as to the affected Western Union Controlled Patents. If, notwithstanding the foregoing, First Data is required by law or by the court to be a party to such action, First Data shall waive venue and permit itself to be joined as a party; however, in this instance, First Data shall not incur any expenses as a joined party. Settlement decisions shall be made, with respect to the Western Union Controlled Patents, by Western Union, unless First Data has been joined voluntarily as a party. If First Data joined voluntarily as a party, settlement decisions shall be made jointly with the cost of settlement and any benefits being shared between the Parties pursuant to Section 8.2.

8.2 As the only exception to the sole and exclusive right of Western Union to assert the Western Union Controlled Patents, should legal action be brought against First Data in any jurisdiction claiming infringement by First Data of a patent of a third party issued in the U. S. or any other country, then First Data may assert any one or more of the Western Union Controlled Patents against such third party for infringement (including past infringement) thereof, by bringing legal action for monetary and equitable relief against such third party with Western Union’s written consent, which shall not be unreasonably withheld. In determining whether Western Union is acting reasonably, it may take into account all appropriate factors including i) value of the suit; ii) value of the Western Union Controlled Patent; iii) the presence of a good faith belief of infringement of the patent by the third party’s methods, systems or processes, iv) likelihood of success on the merits; v) the potential harm to Western Union if the Western Union Controlled Patent were to be invalidated or its claims limited; and vi) the effort and/or expense that First Data would have to incur in order to modify its product or service to avoid infringement. First Data may not grant a license under the Western Union Controlled Patents in settlement of such action, without the prior written approval and authorization of (and agreed compensation to) Western Union. Under the limited circumstances provided under this Paragraph 8.2, First Data shall provide written notice of its intent to assert such patents. Such notice shall include (a) the name of the third party, (b) the circumstances (including relevant dates) leading to such assertion, and (c) a summary of all information known to First Data relating to the infringement by the third party, and shall be delivered to Western Union at least thirty (30) days prior to First Data’s proposed commencement of an infringement action. Any such assertion shall have a good faith and reasonable basis for claiming infringement by the third party. Western Union shall have the right (to be exercised within ten (10) days after receiving the assertion notice) to have both parties jointly retain counsel (skilled in patent law and selected by mutual agreement) to assist in determining whether to grant or withhold its consent as provided in this paragraph, with such advice and related discussions to be maintained as privileged and confidential. Such determination shall be made within thirty (30) days after delivery of the assertion notice from First Data. If Western Union does not respond to the notice within thirty (30) days, First Data may commence the action.

Western Union may, at its option, elect to join as a voluntary party to such legal action prior to its commencement, in which event Western Union shall (a) share equally in the cost (including attorney fees) of such action, (b) have the right to participate (in good faith) in such action with counsel of its own choosing and at its own expense, (c) be entitled to share equally in all damages that may be awarded (or made in settlement) against the third party on account of the Western Union Controlled Patents after deduction of both parties’ costs (including attorney fees), and (d) have control over any matters that affect or are likely to affect the validity or enforceability (including future economic value) of the Western Union Controlled Patents, including the future enforceability against such third party. First Data shall have control over all other matters arising in such action or its settlement (provided any settlement relating to the Western Union share of damages is agreed to by Western Union).

If Western Union declines to join as a voluntary party to such action prior to its commencement, it agrees to be bound by any decision in or settlement of such action as to the affected Western Union Controlled Patents. In such event, all costs and expenses of such action shall be borne by First Data, and First Data shall be entitled to receive all damages that may be awarded (or made in settlement). If notwithstanding the foregoing, Western Union is required by law or by the court to be a party to such action, Western Union shall waive venue and permit itself to be joined as a party.

8.3 The rights granted to First Data under Section 8.2 are personal, non-transferable and non-assignable (other than to a successor resulting from an internal corporate reorganization not related to the acquisition of First Data by a third party).

9.0 ASSERTION OF FIRST DATA CONTROLLED PATENTS

9.1 First Data, and not Western Union, shall have the sole and exclusive right (in its sole discretion) to assert and bring legal action against others for infringement (including past infringement) of the First Data Controlled Patents, except under the limited circumstances provided in Paragraph 9.2 below. Western Union agrees to be bound by any decision in such action as to the affected First Data Controlled Patents. If, notwithstanding the foregoing, Western Union is required by law or by the court to be a party to such action, Western Union shall waive venue and permit itself to be joined as a party; however, in this instance Western Union shall not incur any expenses as a joined party. Settlement decisions shall be made, with respect to the First Data Controlled Patents, by First Data, unless Western Union has been joined as a party. If Western Union joined voluntarily as a party, settlement decisions shall be made jointly, with cost of settlement and any benefits being shared between the Parties pursuant to Section 9.2.

9.2 As the only exception to the sole and exclusive right of First Data to assert the First Data Controlled Patents, should legal action be brought against Western Union in any jurisdiction claiming infringement by Western Union of a patent of a third party issued in the U. S. or any other country, then Western Union may assert any one or more of the First Data Controlled Patents against such third party for infringement (including past infringement) thereof, by bringing legal action for monetary and equitable relief against such third party with First Data’s written consent, which shall not be unreasonably withheld. In determining whether

First Data is acting reasonably, it may take into account all appropriate factors including i) value of the suit; ii) value of the First Data Controlled Patent; iii) the presence of a good faith belief of infringement of the patent by the third party’s methods, systems or processes, iv) likelihood of success on the merits; v) the potential harm to First Data if the First Data Controlled Patent were to be invalidated or its claims limited; and vi) the effort and/or expense that Western Union would have to incur in order to modify its product or service to avoid infringement Western Union may not grant a license under the First Data Controlled Patents in settlement of such action, without the prior written approval and authorization of (and agreed compensation to) First Data. Under the limited circumstances provided under this Paragraph 9.2, Western Union shall provide written notice of its intent to assert such patents. Such notice shall include (a) the name of the third party, (b) the circumstances (including relevant dates) leading to such assertion, and (c) a summary of all information known to Western Union relating to the infringement by the third party, and shall be delivered to First Data at least thirty (30) days prior to Western Union’s commencement of an infringement action. Any such assertion shall have a good faith and reasonable basis for claiming infringement by the third party. First Data shall have the right (to be exercised within ten (10) days after receiving the assertion notice) to have both parties jointly retain counsel (skilled in patent law and selected by mutual agreement) to assist in determining whether to grant or withhold its consent as provided in this paragraph, with such advice and related discussions to be maintained as privileged and confidential. Such determination shall be made within thirty (30) days after delivery of the assertion notice from Western Union. If First Data does not respond to the notice within thirty (30) days, Western Union may commence the action.

First Data may, at its option, elect to join as a voluntary party to such legal action prior to its commencement, in which event First Data shall (a) share equally in the cost (including attorney fees) of such action, (b) have the right to participate (in good faith) in such action with counsel of its own choosing and at its own expense, (c) be entitled to share equally in all damages that may be awarded (or made in settlement) against the third party on account of the First Data Controlled Patents after deduction of both parties’ costs (including attorney fees) and (d) have control over any matters that affect or are likely to affect the validity or enforceability (including future economic value) of the First Data Controlled Patents, including the future enforceability against such third party. Western Union shall have control over all other matters arising in such action or its settlement (provided any settlement relating to the First Data share of damages is agreed to by First Data).

If First Data declines to join as a voluntary party to such action prior to its commencement, it agrees to be bound by any decision in or settlement of such action as to the affected First Data Controlled Patents. In such event, all costs and expenses of such action shall be borne by Western Union, and Western Union shall be entitled to receive all damages that may be awarded (or made in settlement). If notwithstanding the foregoing, First Data is required by law or by the court to be a party to such action, First Data shall waive venue and permit itself to be joined as a party.

9.3 The rights granted to Western Union under Section 9.2 are personal, non-transferable and non-assignable (other than to a successor resulting from an internal corporate reorganization not related to acquisition of Western Union by a third party).

10.0 JOINTLY OWNED PATENTS — PROSECUTION AND MAINTENANCE

10.1 Western Union shall have sole control over and be responsible for the prosecution and maintenance of the Western Union Controlled Patents (including all costs and expenses in connection therewith). In the event Western Union decides to abandon any Western Union Controlled Patent, it shall use reasonable efforts to notify First Data in writing at least thirty (30) days prior to such abandonment. Upon such notification, First Data may, at its option, elect to assume full and complete control over and bear all costs in connection with such patent. Upon such election, Western Union agrees to promptly transfer all of its ownership interest in such patent to First Data, and thereafter such patent shall be deemed a First Data Patent for purposes of this Agreement (with immunity and licenses under such patent conveyed to Western Union pursuant to Section 5.0 above).

10.2 First Data shall have sole control over and be responsible for the prosecution and maintenance of the First Data Controlled Patents (including all costs and expenses in connection therewith). In the event First Data decides to abandon any First Data Controlled Patent, it shall use reasonable efforts to notify Western Union in writing at least thirty (30) days prior to such abandonment. Upon such notification, Western Union may, at its option, elect to assume full and complete control over and bear all costs in connection with such patent. Upon such election, First Data agrees to promptly transfer all of its ownership interest in such patent to Western Union, and thereafter such patent shall be deemed a Western Union Patent for purposes of this Agreement (with immunity and licenses under such patent conveyed to First Data pursuant to Section 5.0 above).

10.3 Upon request, each party will provide to the other a copy of any patent issuing after the date of this Agreement, for which such party has the responsibility for prosecution and maintenance under this Section 10. Such party shall also permit the other, at its expense, to inspect and make copies of the content of its file wrapper (as it customarily maintains such file, but excluding any attorney-client privileged material) for any such patent at any time prior to or after issuance.

10.4 The party having responsibility for prosecution and maintenance under this Section 10.0 shall have sole discretion as to all matters pertaining to such prosecution and maintenance, and shall have no liability to the other for any action, failure to take action or decision in connection therewith, including for abandonment or for failure to notify the other of abandonment as required in Paragraphs 10.1 or 10.2. Notwithstanding any other provision in this Agreement, the party not having responsibility for prosecution and maintenance can request in writing the ability to file any divisions, continuations, continuations-in-part, re-examinations, reissues, extensions or renewals of any such patents controlled by the other party, provided that any such divisions, continuations, continuations-in-part, re-examinations, reissues, extensions or renewals shall meet applicable laws and regulations governing the filing of such patents.

10.5 Each party shall provide, upon request of the other, reasonable cooperation (including making inventor-employees reasonably available) to the other as may be required in the course of prosecution and enforcement of the Western Union Controlled Patents or the First Data Controlled Patents, at the requesting party’s expense.

11.0 LICENSING AND ENFORCEMENT DISCUSSIONS; THIRD PARTY INFRINGEMENT; INDEMNIFICATION

11.1 If either party becomes aware of infringement by a third party of any jointly owned patent controlled by the other party, it shall notify the other party in writing of such infringement.

11.2 If one party is required by law or by a court to be a party to an action (by virtue of being a joint owner, and after having elected not to be a party to the action) against a third party brought by the other, such party shall appear as a party to such action and be indemnified by the other party against any costs and expenses (including reasonable attorney fees) in connection with such action. If one party enforces a patent (and the other party is not a party to such enforcement action), the other party shall be indemnified by the first party against any costs and expenses (including reasonable attorney fees) in connection with such action.

12.0 TERM

The term of this Agreement shall be from the date hereof until the expiration of the last to expire of the Western Union Patents, First Data Patents, Western Union Controlled Patents, and First Data Controlled Patents, with the term as respects each individual Patent expiring on the date that the patent expires or otherwise becomes abandoned, unenforceable, or invalid.

13.0 ACQUISITION OF A PARTY

13.1 In the event either party is Acquired by a third party (“Buyer”) at any time during the term of this Agreement, then:

(a) the immunity and licenses granted under Section 5.0 shall continue for both parties, but as to the Acquired party such immunity and licenses shall extend only to the business operations of the Acquired party (and its products and services) existing at the time of acquisition, and shall not extend to the Buyer as a whole;

(b) if Western Union is the Acquired party, it shall transfer, effective upon the date of its acquisition, all of its ownership rights in the First Data Controlled Patents to First Data and such patents shall thereafter be deemed First Data Patents for purposes of this Agreement (including Section 5.0 above); and

(c) if First Data is the Acquired party, it shall transfer, effective upon the date of its acquisition, all of its ownership rights in the Western Union Controlled Patents to Western Union and such patents shall thereafter be deemed Western Union Patents for purposes of this Agreement (including Section 5.0 above).

13.2 Any transfer of ownership pursuant to Paragraph 13.1(b) and 13.1(c) above shall be subject to any prior licenses granted by the transferor, and such transfer shall not operate to release the transferor from any obligations it has under such prior license or to impose any such obligations on the transferee.

13.3 For purposes of this Agreement, an entity shall be “Acquired” if (i) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) becomes a beneficial owner (or otherwise has the authority to vote), directly or indirectly, securities representing more than 50% of the total voting power of such entity’s then outstanding voting securities, or (ii) such entity becomes a party to a merger, consolidation or share exchange (other than a re-incorporation or the establishment of a holding company involving no change in ownership of the entity) and either (x) such entity is not in substance the surviving corporation or (y) as a result of such transaction, such entity’s board of directors is reconstituted so that a majority of such board of directors consists of individuals who were not directors prior to such transaction. Notwithstanding the foregoing, an entity shall not be deemed “Acquired” in the event of an internal corporate reorganization not involving a third party.

14.0 ALLOCATION OF PATENTS

It is acknowledged by both parties that reasonable efforts have been undertaken prior to the Separation to allocate the patents previously owned by their combined businesses, with the allocation based on the overall relevance of individual patents to one party or the other. If, after the date of this Agreement, either party notifies the other of a reasonable basis for believing that a patent has been improperly allocated to one party (solely owned or controlled by that party) when it should have been allocated to the other, both parties agree to negotiate in good faith to determine the proper allocation of such patent and to establish any other terms as may be equitable in connection with such patent or its allocation to the proper party.

15.0 MISCELLANEOUS

15.1 Confidentiality. Information concerning the First Data Patents and the Western Union Patents, to the extent it meets the definition of Confidential Information under the Separation Agreement, shall be the Confidential Information of First Data and Western Union, respectively, under the Separation Agreement. However, nothing herein shall preclude either party from responding to a third party inquiry as to the scope of its licensing or enforcement rights under any patent which is the subject of this Agreement.

15.2 Headings and Interpretation. Regardless of which Party may have drafted this Agreement or any part thereof, no rule of strict construction shall be applied against either Party or any of its Affiliates. If any provision of this Agreement is determined by a court of law to be invalid, illegal, or unenforceable pursuant to a judicial decree or decision, the Parties shall deem the provision to be modified to the extent necessary to allow it to be enforced to the extent permitted by law, or if it cannot be so modified, the provision will be severed and deleted from this Agreement, and the remainder of this Agreement shall continue to be binding and enforceable according to its terms. In this Agreement:

(a) references to the singular include references to the plural and words denoting any gender shall include all genders;

(b) the headings in this Agreement do not affect its interpretation;

(c) references to a party to this Agreement include references to its successors or assigns (immediate or otherwise of that party) as such are appointed in accordance with the terms of this Agreement;

(d) references to a clause, section, paragraph or Exhibit are to a clause, section, paragraph or Exhibit to this Agreement and references to this Agreement include the Exhibits;

(e) any reference to a document being “in writing” includes any communication made by letter, facsimile transmission or email provided neither party may exercise any rights to terminate this Agreement or any of the services in it or make any notifications under clause 24 (termination) by email;

(f) in the event of any conflict or inconsistency between these Terms and Conditions and any of the other Exhibits or other Agreements as referenced herein, these Terms and Conditions shall prevail to the extent of that conflict or inconsistency unless expressly stated otherwise or agreed by the parties in writing; and,

(g) any reference, express or implied, to an enactment (which includes any legislation in any jurisdiction) includes references to (i) that enactment as re-enacted, amended, extended or applied by or under any other enactment (before or after the signature of this Agreement); or (ii) any subordinate legislation made (before or after the signature of this Agreement) under such enactment.

(h) Words and expressions defined in any clause shall, unless the application of any such word or expression is specifically limited to that clause, bear the meaning assigned to such word or expression throughout this Agreement.

(i) Terms other than those defined within this Agreement and its exhibits will be given their plain English meaning, and those terms, acronyms, and phrases known in the information technology industry will be interpreted in accordance with their generally accepted meanings.

(j) Defined terms appearing in this Agreement and its Schedules in title case shall be given their meaning as defined, while the same terms appearing in lower case shall be interpreted in accordance with their plain English meaning, and shall, unless the context otherwise requires, include the terms as defined.

(k) Reference to months or years shall be construed as calendar months (i.e. one or more of the twelve periods into which a conventional year is divided) or conventional years (i.e. 1 January to 31 December). Reference to “days” shall be construed as calendar days unless qualified by the word “business”, in which instance a “business day” shall be any day other than a Saturday, Sunday or public holiday. Any reference to “business hours” shall be construed as being the hours between 08h00 (eight hours) and 17h00 (seventeen hours) on any business day. Any reference to time shall be based upon Eastern Standard Time.

(l) Unless specifically otherwise provided, any number of days prescribed shall be determined by excluding the first and including the last day or, where the last day falls on a Saturday, Sunday or public holiday, the next succeeding business day.

(m) Where figures are referred to in numerals and in words, and there is any conflict between the two, the words shall prevail, unless the context indicates a contrary intention.

(n) The words “include” and “including” mean “include without limitation” and “including without limitation”. The use of the words “include” and “including” followed by a specific example or examples shall not be construed as limiting the meaning of the general wording preceding it: the application of the eiusdem generis rule is excluded.

15.3 Severability. If any provision of this Agreement or any document referred to in it is held to be illegal, invalid or unenforceable by any court of competent jurisdiction or Governmental Authority in whole or in part this Agreement shall continue to be valid as to its other provisions and the remainder of the affected provision. The parties shall negotiate in good faith to agree to a substitute provision for any such provision held to be invalid. Any invalidity in one legal jurisdiction shall not affect the validity of any of the provisions of this Agreement in any other legal jurisdiction in which this Agreement may apply or otherwise take effect.

15.4 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the substantive laws of the State of Delaware and the federal laws of the United States of America applicable therein, as though all acts and omissions related hereto occurred in Delaware.

15.5 Notices. All notices or other communications required to be given hereunder shall be in writing and delivered either personally or by United States Postal Service, facsimile, or electronic mail, and addressed as provided in this Agreement or as otherwise requested by the receiving party. Notices delivered personally shall be effective upon delivery and notices delivered by mail shall be effective upon their receipt by the party to whom they are addressed. The appropriate addressees are:

For Western Union:	For First Data:

Intellectual Property Counsel	Intellectual Property Counsel
12500 E. Belford Ave.	6200 S. Quebec Street
Englewood, CO 80112	Greenwood Village, CO 80111
Fax: (720) 332-0519	Fax: (303) 967-5258

(ii) Dispute Resolution. If the disputing Parties are unable to resolve any Dispute, then such Dispute shall be governed by the Dispute Resolution procedures contained in Article XIII of the Separation Agreement.

15.6 Assignment. This Agreement is personal to the Parties and their Affiliates. Neither this Agreement nor any right or obligation under this Agreement shall be assignable or assumable, without the prior written consent of other Party, which consent may be withheld at the sole discretion of such other Party.

15.7 Survival. The following provisions of this Agreement will survive the expiration or any termination of this Agreement: Sections 3 and 11, and any other provision that by its terms or implication is intended to survive.

15.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15.9 Entire Agreement. This Agreement (together with any documents referred to herein) contains the entire agreement and understanding of the parties and supersedes all prior agreements, understandings or arrangements (both oral and written) relating to the subject matter of this Agreement. Each of the parties acknowledges and agrees that:

(i)	it does not enter into this Agreement on the basis of and does not rely, and has not relied, upon any statement, representation, warranty, forecast or other information (in any case whether oral, written, express or implied) made, given or agreed to by any person (whether negligently or innocently and whether or not made by a party to this Agreement) which is not expressly contained or referred to in this Agreement (a “Representation”);

(ii)	nothing in this Agreement is intended to provide any representations or warranties, including any relating to ownership or freedom from infringement, as to any of the First Data Patents, Western Union Patents, First Data Controlled Patents, or Western Union Controlled Patents, or to create any exception to the exclusion of representations and warranties contained in Section 7.1 and 7.2 of the Separation Agreement;

(iii)	it shall have no remedy (including any rights to damages or rescission in an action for misrepresentation) for any Representation which was, is or becomes false or misleading;

(iv)	the only remedy available in respect of any misleading or false warranty or other term contained in this Agreement shall be a claim for breach of contract under this Agreement save that nothing in this Agreement shall exclude or restrict a party’s rights, remedies or liability under the law governing this Agreement in respect of any fraud or fraudulent misrepresentation.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf by its officers thereunto duly authorized, as of the date and year first written above.

FIRST DATA CORPORATION		THE WESTERN UNION COMPANY

By:		By:
	Name:		Name:
	Title:		Title:

EXHIBIT A

FIRST DATA PATENTS

EXHIBIT B

FIRST DATA CONTROLLED PATENTS

EXHIBIT C

WESTERN UNION PATENTS

EXHIBIT D

WESTERN UNION CONTROLLED PATENTS